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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): JUNE 9, 1999

                               DRYPERS CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                       0-23422                   76-0344044
(State of Incorporation)        (Commission File No.)         (IRS Employer
                                                           Identification No.)

   5300 MEMORIAL, SUITE 900
         HOUSTON, TEXAS                                           77007
(Address of principal executive offices)                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 869-8693

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ITEM 5.   OTHER EVENTS

      The Company completed its $5.2 million sale-leaseback transaction related to its Mexican manufacturing facility. The related documents were executed on May 28, 1999 and June 2, 1999.

      Additionally, in two separate transactions which closed on May 3, 1999 and May 6, 1999, the Company has obtained approximately $2.8 million in Malaysian trade financing, of which approximately $1.3 million has been transferred to the United States to provide working capital. The Company has also obtained a commitment from a Malaysian financial institution for a line of credit of approximately $1.3 million. This facility should be in place within the next sixty days. This latest facility is denominated in the local currency, as are the two lines of credit already obtained in May 1999, the effect of which is to serve as a self-hedge for the Company against potential foreign currency exposure in Malaysia.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DRYPERS CORPORATION

Dated: JUNE 9, 1999                        By: /s/  WALTER V. KLEMP
                                           Walter V. Klemp
                                           Chairman of the Board and
                                           Chief Executive Officer